Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Corporation:	Investors and Media:
	Photon Dynamics	Guerrant Associates
	Richard Okumoto, Chief Financial Officer	Laura Guerrant
	(408) 360-3581	(808) 882-1467
	investor@photondynamics.com	lguerrant@guerrantir.com

PHOTON DYNAMICS RELEASES PRELIMINARY FOURTH QUARTER 2004 FINANCIAL RESULTS

SAN JOSE, Calif., October 14, 2004 — Photon Dynamics, Inc. (NASDAQ: PHTN), a leading global supplier of integrated yield management solutions for the flat panel display market, today disclosed its preliminary financial results for the fiscal fourth quarter ended September 30, 2004.

Photon Dynamics continues to anticipate fourth quarter revenues to be in the range of $50 million to $53 million. The company anticipates that revenues will be in the high end of the established range.

The company continues to expect revenues for the array repair systems to be more than double their historic proportion of total revenues. In addition to this change in product mix, the company now expects that higher warranty, rework, expedite charges and shipment penalty costs will negatively impact the gross margin rate for the fourth quarter to the range of 32 – 34%, compared to prior projections of 38%—39%.

Fourth quarter earnings are now anticipated to be in the range of $0.16 to $0.20 per share. Prior projections were in the range of $0.36—$0.40.

Photon is scheduled to report its fiscal 2004 fourth quarter and year-end financial results after market close on Wednesday October 27, 2004. The company will host a conference call on this day for the financial community at 4:30 p.m. EDT to discuss its financial results.

5970 Optical Court, San Jose, CA 95138	PHONE 408 226 9900	FAX 408 226 9910

QUARTER UPDATE CONFERENCE CALL

The company will discuss this financial update for the fourth quarter of fiscal 2004 in a conference call to be held Thursday, October 14, 2004, beginning at 2:00 p.m. PDT. To access the call in the U.S. or Canada, dial (800) 946-0713. For all international calls, dial (719) 457-2642. Both numbers will use the confirmation code 919250.

A digital replay of the webcast will be available on Photon Dynamics’ website at www.photondynamic.com under ‘presentation/conference call’ in the ‘investors’ section of the website two hours after the conclusion of the conference until such time as Photon Dynamics issues a press release announcing its fourth quarter fiscal 2004 financial results.

A replay will also be available by phone two hours after the conclusion of the conference from October 14 to October 28, 2004. You may access the telephone replay by dialing (888) 203-1112 or (719) 457-0820 and entering confirmation code 919250

About Photon Dynamics, Inc.

Photon Dynamics, Inc. is a leading global supplier of integrated yield management solutions for the flat panel display market. Photon Dynamics develops systems that enable manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. For more information about Photon Dynamics, visit its Web site at www.photondynamics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release relating to Photon Dynamics’ preliminary financial results for the fourth quarter of fiscal 2004 are forward-looking statements. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to, the fact that these results are only preliminary, and unexpected information may be received, or adjustments may be made, in the course of finalizing, analyzing and auditing these results. If any of these events occur, Photon Dynamics’ actual fourth quarter financial results may be substantially lower that the company’s projections set forth in this press release. For further information on risks affecting Photon Dynamics, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the caption “ Factors Affecting Operating Results” in Photon Dynamics’ Quarterly Report on Form 10-Q as filed on August 16, 2004 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

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